CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Investment Advisory and Other Services" and to the use of our report dated February 3, 1999 on the financial statements of Gabelli Capital Asset Fund in this Registration Statement (Form N-1A No. 33-61254) of The Gabelli Capital Series Funds, Inc.




                                          ERNST & YOUNG LLP

New York, New York
April 26, 1999